UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 2, 2014
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
This current report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “confident,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause results or expectations expressed in any forward-looking statements to differ materially from actual results. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On and effective as of November 2, 2014, Jay C. Parkinson resigned as Executive Vice President and Chief Financial Officer of Nuverra Environmental Solutions, Inc. (the “Company”) to pursue other opportunities. The resignation was not a result of any disagreement with the Company, the Company’s management, or the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. Mr. Parkinson will remain an employee of the Company through March 31, 2015 to assist with an orderly transition of his duties.
Effective as of November 4, 2014, the Company appointed W. Christopher Chisholm, age 55 and the Company’s current Executive Vice President and Chief Accounting Officer, to serve as interim Chief Financial Officer while the Company conducts a national search for Mr. Parkinson’s permanent successor. Mr. Chisholm will serve as the Company’s principal financial officer and principal accounting officer.
Mr. Chisholm has served in various executive leadership positions in the Company’s finance and accounting group since joining the Company in November 2011. Prior to joining the Company in 2011, Mr. Chisholm was the Executive Vice President and Chief Financial Officer of Envirogen Technologies, Inc. and its predecessor company, both water treatment technologies businesses, from 2008 to 2011. Prior his position with Envirogen Technologies, Inc., Mr. Chisholm was the Executive Vice President, Finance & Administration and Chief Financial Officer of Veolia Water North America, LLC from 2004 to 2008. From 1997 to 2004, Mr. Chisholm held various positions with U.S. Filter Corporation, including Group Controller, Vice President and Chief Financial Officer of the Water and Waste Water Group and Executive Vice President of Finance. Prior to his tenure at U.S. Filter Corporation, Mr. Chisholm was an Audit Senior Manager at KPMG LLP. Mr. Chisholm received a Bachelor of Business Administration degree with an emphasis in accounting from Northeast Louisiana University, now known as the University of Louisiana at Monroe, and is a Certified Public Accountant.
As disclosed above, Mr. Parkinson will remain an employee of the Company through March 31, 2015 (the “Transition Period”) in connection with the transition of his responsibilities. During the Transition Period, Mr. Parkinson will be paid cash compensation in an amount equal to his current base salary rate and will continue to participate in the Company’s health benefit plan through the Transition Period.
As partial consideration for execution of a mutual release and non-disclosure agreement with the Company: (i) the restricted stock units (“RSUs”) granted to Mr. Parkinson on March 12, 2014 that are scheduled to vest on January 15, 2015 (25,000 shares) will be accelerated and vest on the first day of the Transition Period. The remaining RSUs granted on March 12, 2014 that are scheduled to vest on January 15, 2016 and 2017 (collectively, 50,000 shares), however, will be forfeited pursuant to the terms of the 2009 Equity Incentive Plan (the “Plan”) and the grant agreement; and (ii) three-fourths of the restricted stock granted to Mr. Parkinson on September 10, 2012 that is scheduled to vest on September 10, 2015 (15,000 shares) will be accelerated and vest on the first day of the Transition Period. The remaining restricted stock granted on September 10, 2012 that is scheduled to vest on September 10, 2015 (5,000 shares), however, will be forfeited pursuant to the terms of the Plan and the grant agreement. Mr. Parkinson will also forfeit any options that have not yet vested from a September 10, 2012 grant. The Company’s Compensation Committee approved the above compensatory arrangement for Mr. Parkinson.

Item 7.01	Regulation FD Disclosure
On November 6, 2014, the Company issued a press release announcing Mr. Parkinson’s resignation and Mr. Chisholm’s interim appointment, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 6, 2014	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 6, 2014